Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Vine Energy Inc. of our report dated February 22, 2021 relating to the balance sheets of Vine Energy Inc., appearing in Registration Statement No. 333-253366 on Form S-1 of Vine Energy Inc.

/s/ Deloitte & Touche LLP

Dallas, Texas

July 9, 2021